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EXHIBIT 15

July 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We are aware that our report dated May 2, 2003 on our review of interim financial information of Bristol-Myers Squibb Company (the "Company") as of and for the period ended March 31, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement dated July 28, 2003.

Very truly yours,
/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP

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  EXHIBIT 15